[FORM OF OPINION]
Exhibit 8.2
                                        , 2007
Reis, Inc.
530 Fifth Avenue
New York, New York 10036
Ladies and Gentlemen:
     We have acted as tax counsel to Reis, Inc., a Delaware corporation (the “Company”), in connection with the transaction (the “Merger”) whereby the Company will merge with and into Reis Services, LLC, a Maryland limited liability company (“Merger Sub”) and wholly owned subsidiary of Wellsford Real Properties, Inc., a Maryland corporation (“Parent”), with Merger Sub as the surviving entity, pursuant to the Agreement and Plan of Merger dated as of October 11, 2006, among the Company, Parent and Merger Sub (the “Merger Agreement”). The time at which the Merger will become effective is hereafter referred to as the “Effective Time.” The Merger is described in the Registration Statement (the “Registration Statement”) on Form S-4 (Registration No. 333-139705) filed by Parent with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).
INFORMATION RELIED ON
     In rendering the opinion expressed herein, we have examined, and have relied as to matters of fact upon, (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of (a) Parent and Merger Sub and (b) the Company, each delivered to us for purposes of this opinion (the “Representation Letters”) as well as originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and have made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
     In rendering our opinion, we have also assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement and will be

                                        , 2007

effective under applicable state laws, and that none of the material terms or conditions contained therein has been, or will be, waived or modified in any respect, (ii) the facts relating to the Merger as described in the Registration Statement (including the joint proxy statement/prospectus) and the documents described therein are true, correct and complete in all material respects and will remain true, correct and complete at all times up to and including the Effective Time, (iii) the statements concerning the Merger set forth in the Merger Agreement are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time, (iv) the representations made by Parent and the Company in the Merger Agreement and the Representation Letters are and will remain true, correct and complete at all times up to and including the Effective Time, (v) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of,” or based on the belief of, Parent or the Company or similarly qualified are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time, in each case without such qualification and (vi) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. Our opinion is expressly conditioned upon the accuracy and completeness of the assumptions set forth herein and, accordingly, cannot be relied upon if any such assumption is, or later becomes, inaccurate.
OPINION
     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth in the Registration Statement, it is our opinion that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) the material U.S. federal income tax consequences of the Merger to holders of the Company’s capital stock will be as described in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.”
     The opinion expressed herein is based upon existing statutory, regulatory, administrative and judicial authority, any of which may be changed at any time with retroactive effect. In addition, the opinion is limited to the matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger. No opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

                                        , 2007

     We hereby consent to the filing of a copy of this opinion with the Registration Statement and to the reference to our firm contained in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
Very truly yours,